UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement

On December 11, 2009, Ramco-Gershenson Properties, L.P. (the “Operating Partnership”), the majority-owned operating partnership of Ramco-Gershenson Properties Trust (the “Registrant”), entered into an Amended and Restated Secured Master Loan Agreement providing for a new $217 million secured credit facility (the “Secured Credit Facility”) with the Company’s bank group, led by KeyBank National Association.  The new financing is comprised of a three-year, $150 million secured revolving credit facility, which includes a built in accordion feature allowing up to $50 million in borrowings, as well as a new $67 million amortizing secured term loan.  The new $150 million secured revolving credit facility matures December 31, 2012 and replaces the Company’s former $150 million unsecured revolving credit facility.  The new $67 million term loan replaces the Company’s $100 million secured term loan that was scheduled to mature in December 2010.  The new term loan will require an amortization payment of $33 million by September 30, 2010 and a final payment of $34 million by June 30, 2011.  The Company also entered into a First Amended and Restated Revolving Credit Agreement, amending its secured revolving credit facility for The Town Center at Aquia.  The Aquia credit facility was reduced from $40 million to $20 million and has a new scheduled maturity date of December 31, 2010, with two one-year extension options exercisable by the Company.  The interest rate of the credit facilities and the term loan is LIBOR plus 350 basis points with a 2% LIBOR floor.

The Credit Facility and the secured term loan contain financial covenants relating to total leverage, fixed charge coverage ratio, loan to asset value, tangible net worth and various other calculations.  As of December 11, 2009, the Company was in compliance with the covenant terms.

The Secured Credit Facility is secured by various of the Company’s properties, and the Aquia credit facility is secured by The Town Center at Aquia.  In addition, both the Secured Credit Facility and the Aquia credit facility have been unconditionally guaranteed by the Registrant.

The foregoing does not purport to be a complete description of the Secured Credit Facility or the Aquia credit facility and is qualified in its entirety by reference to the Amended and Restated Secured Master Loan Agreement and the First Amended and Restated Revolving Credit Agreement.  Copies of such agreements are attached as exhibits hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

(d)       Exhibits.

10.1	Amended and Restated Secured Master Loan Agreement, dated as of December 11, 2009, by and among Ramco-Gershenson Properties L.P., as Borrower, Ramco-Gershenson Properties Trust, as Guarantor, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, JPMorgan Chase Bank, N.A., and Bank of America, N.A., as Co-Syndication Agents, Deutsche Bank Trust Company Americas, as Documentation Agent, and other specified banks which are a Party or may become Parties to such Agreement.

10.2	Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of December 11, 2009, by Ramco-Gershenson Properties Trust, as Guarantor, in favor of KeyBank National Association and certain other lenders.

10.3	First Amended and Restated Revolving Credit Agreement, dated as of December 11, 2009, by and among Ramco-Gershenson Properties L.P., as Borrower, Ramco-Gershenson Properties Trust, as Guarantor, Ramco Virginia Properties, L.L.C., as Guarantor, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, and other specified banks which are a Party or may become Parties to such Agreement.

99.1	Press Release dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	December 16, 2009	By: /s/ Dennis Gershenson
Dennis Gershenson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Secured Master Loan Agreement, dated as of December 11, 2009, by and among Ramco-Gershenson Properties L.P., as Borrower, Ramco-Gershenson Properties Trust, as Guarantor, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, JPMorgan Chase Bank, N.A., and Bank of America, N.A., as Co-Syndication Agents, Deutsche Bank Trust Company Americas, as Documentation Agent, and other specified banks which are a Party or may become Parties to such Agreement.

10.2	Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of December 11, 2009, by Ramco-Gershenson Properties Trust, as Guarantor, in favor of KeyBank National Association and certain other lenders.

10.3	First Amended and Restated Revolving Credit Agreement, dated as of December 11, 2009, by and among Ramco-Gershenson Properties L.P., as Borrower, Ramco-Gershenson Properties Trust, as Guarantor, Ramco Virginia Properties, L.L.C., as Guarantor, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, and other specified banks which are a Party or may become Parties to such Agreement.

99.1	Press Release dated December 14, 2009.

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